Exhibit 3.2
Form 10-SB
Energytec, Inc.

                         CERTIFICATE OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                               ENERGYTEC.COM, INC.
                  (Changing its name herein to Energytec, Inc.)

     The following certificate of amendment to the articles of incorporation of ENERGYTEC.COM, INC., is adopted pursuant to the provisions of Sections 78.385 and 78.390 of the Nevada Revised Statutes. I, the undersigned, as president of said Corporation, do hereby certify that:

     ARTICLE 1. The board of directors of the Corporation duly adopted a resolution as required by Section 78.390 of the Nevada Revised Statutes, to amend the Articles of Incorporation by striking Article I in its entirety and replacing therefor:

                                    ARTICLE I
                                      NAME

     The name of the Corporation shall be: Energytec, Inc.

     ARTICLE 2. That the foregoing Amendment to the Articles of Incorporation was submitted to the Stockholder for approval in the manner required by Section
78.390 of the Nevada Revised Statutes, and the holders of a majority of the voting power of the Corporation approved the Amendment at the annual meeting of stockholders of the Corporation held on January 9, 2002. As of the record date for the annual meeting of stockholders there were 36,751,367 shares of the Corporation's common stock issued and outstanding, which is the only class of the Corporation's capital stock entitled to notice of the meeting and to vote on the Amendment. At the annual meeting 20,532,483 shares of the Corporation's common stock voted in favor of approval of the Amendment (and no shares were voted against the Amendment), which is greater than a majority of the 36,751,367 issued and outstanding shares entitled to vote on the Amendment.

     ARTICLE 3. The Amendment set forth in this Certificate will be effective for all purposes as of 12:01 am Pacific Time on February 26, 2002.

     DATED this 31st day of January 2002.

                                          ENERGYTEC.COM, INC.

                                          By /s/ Frank W Cole, President




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